UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modiﬁcation to Rights of Security Holders.

We previously reported that our board and stockholders had approved a 1 for 20 reverse split of our common stock, to be effective on August 7, 2018. The reverse split became effective as of the close of business on such date. Accordingly, each 20 shares of common stock outstanding as of August 7, 2018 has been reclassified as and converted into, and become a right to receive one share of common stock. No scrip or fractional certificates will be issued. In lieu of fractional shares, the Company will pay a cash adjustment in respect of such fraction of a share in an amount equal to the same fraction of $7.00 to the holders entitled thereto.

For the 20 business days commencing August 8, 2018, the trading symbol for our common stock will be “ALYED.” The symbol will revert to “ALYE” at the conclusion of this 20 day period.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 7, 2018, we filed an amendment to our certificate of incorporation to reduce the number of shares of our authorized capital stock and to reflect the occurrence of the reverse split reported in Item 3.03 above. A copy of such amendment is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to Certificate of Incorporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: August 8, 2018	By:	/s/ Greg Price
	Name:	Greg Price
	Title:	President and COO

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